EXHIBIT 10.8.1

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                            AIRCRAFT LEASE AGREEMENT

                                     between

                             POLARIS HOLDING COMPANY

                                     Lessor

                                       and

                              POLAR AIR CARGO, INC.

                                     Lessee

                          Dated as of October 24, 2001

                   One Used Boeing 747-200F Freighter Aircraft
                         Manufacturer's Serial No. 22237
             Federal Aviation Administration Registration No. N920FT

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                                TABLE OF CONTENTS

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Section 1.    Definitions ........................................................................       1
Section 2.    Lease ..............................................................................      12
Section 3.    Delivery, Acceptance, Term .........................................................      14
Section 4.    Rent ...............................................................................      14
Section 5.    Representations and Warranties .....................................................      17
Section 6.    Registration, Operation, Possession, Subleasing and Records ........................      21
Section 7.    Information ........................................................................      27
Section 8.    Covenants of Lessee ................................................................      28
Section 9.    Maintenance; Operation; Replacement of Parts; Alterations,
                 Modification and Additions ......................................................      31
Section 10.   General Tax Indemnity ..............................................................      34
Section 11.   Casualty Occurrences ...............................................................      35
Section 12.   Insurance ..........................................................................      39
Section 13.   Indemnification ....................................................................      39
Section 14.   Liens ..............................................................................      44
Section 15.   Perfection of Title and Further Assurances .........................................      45
Section 16.   Return of Aircraft and Records .....................................................      46
Section 17.   Events of Default ..................................................................      47
Section 18.   Remedies ...........................................................................      49
Section 19.   Assignment; Merger .................................................................      53
Section 20.   Intentionally Omitted ..............................................................      54
Section 21.   Alienation .........................................................................      54
Section 22.   Foreign Registration ...............................................................      55
Section 23.   Miscellaneous ......................................................................      57
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EXHIBITS

Exhibit A     -  Schedule and Description of Aircraft
Exhibit B     -  Aircraft Documents
Exhibit C     -  Definitions
Exhibit D     -  Lease Supplement
Exhibit E     -  Return Condition Requirements
Exhibit F     -  Report by Insurance Broker
Exhibit G     -  Insurance
Exhibit H-1   -  Form of Opinion of Special Counsel to Lessee
Exhibit H-2   -  Form of Opinion of Special Counsel to Guarantor
Exhibit I     -  Form of Opinion of In-house Counsel to Lessee
Exhibit J-1   -  Form of Opinion of Special Counsel to Lessor
Exhibit J-2   -  Form of Opinion of In-house Counsel to Lessor
Exhibit K     -  Form of Subordination, Non-Disturbance and Attomment Agreement

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Exhibit L     -  Form of Parent Guaranty

                                      -ii-

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                            AIRCRAFT LEASE AGREEMENT

            THIS AIRCRAFT LEASE AGREEMENT dated as of October 24, 2001 ("Lease") between POLARIS HOLDING COMPANY, a Delaware corporation, with its principal place of business at 201 Mission Street, 27th Floor, San Francisco, California 94105 ("Lessor"), and Polar Air Cargo, Inc., a California corporation, with its principal place of business at One Hundred Oceangate, Fifteenth Floor, Long Beach, California 90802 ("Lessee").

            Lessee desires to lease from Lessor, and Lessor is willing to lease to Lessee, the Aircraft (as hereinafter defined) upon and subject to the terms and conditions of this Aircraft Lease Agreement.

                                    AGREEMENT

            In consideration of the mutual promises herein, Lessor and Lessee agree as follows:

            Section 1. DEFINITIONS.

            The following terms shall have the following respective meanings for all purposes of this Lease:

            ACMI CONTRACT means (i) any contract entered into by Lessee pursuant to which Lessee furnishes the aircraft, crew, maintenance and insurance and the other party to such contract bears all other operating expenses and (ii) any similar contract in which the other party to such contract provides the flight crew, all substantially in accordance with the historical practices of Atlas Air, Inc. ("Atlas").

            ACT means part A of subtitle VII of title 49, United States Code.

            ACTUAL KNOWLEDGE means, as it applies to Lessor or Lessee, actual knowledge of a Vice President or more senior officer of Lessor or Lessee, respectively, or any other officer of Lessor or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Documents; PROVIDED that each of Lessee and Lessor shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from the other party, such notice having been given pursuant to Section 23(c) of this Lease.

            ADDITIONAL INSURED shall mean Lessor and its Affiliates, successors and permitted assigns, and the respective directors, officers, employees and agents of the foregoing.

            AFFILIATE shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, including,

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                                       -2-

without limitation, any limited partnership or grantor trust of which such Person or any Affiliate of such Person is the sole or co-general partner or managing agent and any trustee of a trust of which the beneficiary is such Person, any Affiliate of such Person, such a limited partnership, or such a grantor trust.

            AFTER-TAX BASIS means with respect to any payment to be received (actually or constructively) by a Person, the amount of such payment plus a further payment or payments so that the net amount received (actually or constructively) by such Person, after deducting from such payments and such further payments the amount of all Taxes imposed on the Person receiving (actually or constructively) such payments by any taxing authority with respect to such payments (net of any current credits, deductions or other Tax benefits arising from the payment by such Person of any amount, including Taxes, with respect to the payment received or arising by reason of the receipt or accrual by such Person of the payment received) is equal to the original payment required to be received (actually or constructively). Unless expressly provided otherwise, in making calculations pursuant to this definition with respect to a Person, it shall be assumed that such Person is fully taxable for all income tax purposes at the highest Federal rate and the highest state and local rates applicable to corporations in the relevant jurisdiction at the time such amount is taxable to such Person.

            AIRCRAFT shall mean the Airframe, together with (a) the Engines, whether or not installed on the Aircraft, (b) all Parts or components thereof,
(c) ancillary equipment or devices furnished with the Aircraft, under this Lease (such ancillary equipment and devices, if any, will be identified in the Lease Supplement), (d) all Aircraft Documents, and (e) all substitutions, replacements and renewals of any and all thereof.

            AIRCRAFT DOCUMENTS shall mean the items identified on EXHIBIT B hereto, all of which shall be maintained in the English language.

            AIRFRAME shall mean (a) the aircraft described on EXHIBIT A, but not including any Engine installed thereon, and (b) any and all Parts so long as the same shall be incorporated or installed on or attached to the Airframe, or so long as title thereto shall remain vested in the Lessor in accordance with the terms of Section 9, after removal from the Airframe.

            APPROVED INSURER shall mean any reputable insurance company or insurance broker of internationally recognized responsibility and standing specializing in aircraft insurance.

            AVIATION AUTHORITY shall mean the FAA or, if the Aircraft is permitted to be, and is, registered with any other Governmental Entity under and in accordance with Section 6(a)(ii), such other Governmental Entity.

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                                       -3-

            BASIC RENT shall mean the rent for the Aircraft specified in Letter Agreement No. 1 and payable throughout the Term pursuant to Section 4(a), hereof.

            BASIC RENT PAYMENT DATE shall mean the day for payment of Basic Rent determined in accordance with the provisions set forth in Letter Agreement No.
1. It is further understood and agreed that if a Basic Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Basic Rent Payment Date shall be made on the next succeeding Business Day.

            BUSINESS DAY shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to be closed.

            CASH EQUIVALENTS means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson Bank Watch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to Al or PI or higher.

            CASUALTY OCCURRENCE means, with respect to the Aircraft, the Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

            (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

            (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

            (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

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                                       -4-

            (d) any seizure, condemnation, confiscation, taking or requisition of such property by any Government Entity or purported Government Entity that constitutes a taking of title of such property;

            (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by any Government Entity or purported Government Entity (other than the U.S. Government or the country of registration of the Aircraft) that does not constitute a taking of title to such property for a period exceeding 180 consecutive days or, if earlier, the end of the Term; and

            (f) any seizure, condemnation, confiscation, taking or requisition of use of such property by the U.S. Government or the country of registration of the Aircraft that continues until the 30th day after the last day of the Term, PROVIDED that no such Casualty Occurrence shall exist if Lessor shall have elected not to treat such event as a Casualty Occurrence pursuant to Section 1l(h) of the Lease; and

            (g) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of cargo air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee and such normal use shall have been resumed prior to the expiration of a period of two consecutive years, PROVIDED that no Casualty Occurrence shall be deemed to have occurred after the expiration of such two-year period if (A) such prohibition has been applicable to Lessee's entire U.S. fleet of such property and (B) prior to the expiration of such two-year period, Lessee shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and (C) Lessee shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee and such normal use shall have resumed prior to the expiration of a period of three years or such use shall be prohibited at the expiration of the Term.

            CASUALTY VALUE means, with respect to the Aircraft, the amount set forth in Schedule 1 to the Letter Agreement No. 1 (as adjusted from time to time in accordance with Section 4(a)(iii) of the Lease) opposite the Casualty Value Date as of which the Casualty Value is required to be computed.

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            CASUALTY VALUE DATE means, for any month, the day in such month specified in Schedule 1 to the Letter Agreement No. 1.

            CERTIFICATED AIR CARRIER shall mean any Person (except the United States Government) domiciled in the United States of America and holding a Certificate of Convenience and Necessity issued under Sections 401 or 418 of the Federal Aviation Act by the Department of Transportation or any predecessor or successor agency thereto, or, in the event such Certificates shall no longer be issued, any Person (except the United States Government) domiciled in the United States of America and legally engaged in the business of transporting for hire passengers or cargo by air to, from or between points within the United States of America, and, in either event, operating commercial jet aircraft.

            CITIZEN OF THE UNITED STATES is defined in Section 40102(a)(15) of the Act and FAA Regulations.

            CONSENT AND AGREEMENT means the Manufacturer Consent and Agreement dated as of even date with this Lease, of the Manufacturer.

            CRAF means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section. 9511-13 or any similar substitute program.

            DEFAULT shall mean any event which with the lapse of time or the giving of notice or both would become an Event of Default.

            DELIVERY DATE shall mean the date on which the Aircraft is delivered to and accepted by Lessee for purposes of this Lease, which shall be the date set forth in the Lease Supplement as the Delivery Date.

            DESIGNATED MANUFACTURER means The Boeing Company, Airbus Industrie, Rolls Royce plc, Rolls Royce Deutschland GmbH, United Technologies Corp., General Electric Company, any of their respective Affiliates, or any successor thereto.

            DISCOUNT RATE shall have the meaning set forth in Letter Agreement No. 1.

            DOLLARS shall mean lawful currency of the United States of America.

            DOT means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

            ENGINE shall mean (a) any engine installed on or furnished with the Aircraft on the Delivery Date, such engine being identified as to manufacturer, type and manufacturer serial number on EXHIBIT A hereto to be designated by the Lessor on the Delivery Date; or (b) any Replacement Engine which may from-time to time be substituted therefor pursuant to

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Section 11, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of
Section 9 after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

            ENGINE MANUFACTURER shall mean the party specified on EXHIBIT C, hereto.

            EVENT OF DEFAULT shall have the meaning specified in any one or more clauses in Section 17.

            EXPIRATION DATE shall mean the date specified on EXHIBIT C, hereto.

            FAA shall mean the Federal Aviation Administration of the United States Department of Transportation or any successor.

            FAIR MARKET RENTAL VALUE means the fair market rental value in Dollars for the Aircraft that would apply in an arm's length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable remainder of the Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made semiannually, and (c) the Aircraft would be leased during any such remainder of the Term on the same terms and conditions as are set forth in the Lease with respect to the Term.

            FAIR MARKET SALES VALUE means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

            FEDERAL AVIATION ACT shall mean the United States Federal Aviation Act of 1958, as amended.

            FOP shall mean foreign object damage.

            GAAP shall mean generally accepted accounting principles, consistently applied with past practices.

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                                       -7-

            GOVEMMENTAL ENTITY shall mean and include (a) any national government, or political subdivision thereof or local jurisdiction therein; (b) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (a) above, however constituted; and (c) any association, organization, or institution of which any entity described in (a) or (b) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

            GUARANTOR shall mean Atlas Air Worldwide Holdings, Inc., a Delaware corporation.

            INDEMNITEE shall mean each of Lessor, GE Capital Aviation Services, Inc., GE Capital Aviation Services, Limited, and each of their respective Affiliates, officers, directors and employees; PROVIDED, HOWEVER, that no such Affiliate that is a manufacturer of the Aircraft, any Engine or any Parts, and no such Affiliate that provides maintenance or other contractual services to Lessee, in capacity as such, shall be deemed to be an Affiliate for purposes of
Section 13 of this Lease.

            INSURANCE BROKER shall mean Lessee's regularly retained independent aircraft insurance broker.

            INTEREST RATE shall have the meaning set forth in Letter Agreement No. 1.

            LAW shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any applicable Governmental Entity; (b) any treaty, pact, compact or other agreement to which any applicable Governmental Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

            LEASE shall mean this Lease, each Lease Supplement, the Letter Agreement No. 1, and any and all amendments, revisions, supplements and modifications thereto.

            LEASE IDENTIFICATION shall have the meaning set forth on EXHIBIT C. hereto.

            LEASE SUPPLEMENT shall mean the Lease Supplement, substantially in the form of EXHIBIT D hereto, entered into between Lessor and Lessee.

            LESSEE'S ADDRESS shall have the meaning set forth on EXHIBIT C, hereto.

            LESSOR'S ADDRESS shall have the meaning set forth on EXHIBIT C hereto.

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                                       -8-

            LESSOR'S LIENS shall mean Liens arising as a result of (a) claims against Lessor not related to the transactions contemplated by this Lease or the other Operative Documents; or (b) acts or omissions of Lessor, in violation of Lessor's obligations under this Lease or other Operative Documents or not contemplated and expressly permitted under this Lease; or (c) Taxes imposed against Lessor which are not indemnified against by Lessee pursuant to Section 10; or (d) claims against Lessor arising out of the voluntary transfer by Lessor of all or any part of its interests in the Aircraft or this Lease, other than a transfer pursuant to Sections 11 or 18 hereof.

            LETTER AGREEMENT NO. 1 shall mean that certain letter agreement dated the date of this Lease between Lessor and Lessee, setting forth the definitions of certain terms used in this Lease and in the Lease Supplement and addressing certain other matters.

            LIEN shall mean any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim affecting the title to or any interest in property.

            MAINTENANCE PROGRAM shall mean the FAA approved maintenance program in effect for the Aircraft as described in Section C of Letter Agreement No. 1, as the same may be amended from time to time, encompassing scheduled maintenance, condition monitored maintenance and on-condition maintenance of the Airframe. Engines and components of the Aircraft.

            MANUFACTURER shall have the meaning set forth on EXHIBIT C, hereto.

            MATERIAL ADVERSE CHANGE shall mean, with respect to any Person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Documents.

            MINIMUM LIABILITY INSURANCE AMOUNT shall mean $750,000,000; provided that if after the Delivery Date one party delivers written notice to the other, including evidence from an insurance broker(s) of international reputation, in form and substance satisfactory to the recipient, that the custom in the commercial U.S. aircraft leasing industry with respect to new lease transactions, similar to the transactions contemplated by the Operative Documents, with commercial U.S. cargo air carriers which are similarly situated with the Lessee and relating Boeing 747 aircraft of the same type as the Aircraft, is to require an amount of War' Risk Insurance of less (or more) than $750,000,000, the Lessor and the Lessee shall promptly amend this definition of "Minimum Liability Insurance Amount" to reflect such lesser (or greater) amount; provided further that in no event shall the "Minimum Liability Insurance Amount" be reduced below $565,000,000.

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                                       -9-

            MORTGAGE CONVENTION shall mean the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

            NET ECONOMIC RETURN means the Lessor's nominal after tax book yield (utilizing the multiple investment sinking fund method of analysis) and aggregate net after tax cash, computed on the basis of the same methodology and assumptions as were utilized by the initial Lessor in determining Basic Rent amounts and Casualty Value amounts, as of the Delivery Date, provided, that, if the initial Lessor shall have transferred its interest, Net Economic Return shall be calculated as if the initial Lessor has retained its interest.

            NET PRESENT VALUE OF RENTS means the net present value, as of the date of calculation, of Basic Rent, discounted at the Discount Rate.

            NET WORTH means, for any Person, the excess of its total assets over its total liabilities in accordance with GAAP.

            OFFICER'S CERTIFICATE means a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of the party executing the certificate.

            OPERATIVE DOCUMENTS shall mean this Lease, all Lease Supplements hereto, Letter Agreement No. 1, the Parent Guaranty and any other document or agreement delivered or entered into in connection with the foregoing, and any and all amendments, revisions, supplements and modifications thereto.

            PARENT GUARANTY shall mean the Parent Guaranty, substantially in the form of EXHIBIT L hereto, entered into by Guarantor, in favor of Lessor.

            PARTIES shall mean Lessor and Lessee and their respective permitted successors and assigns.

            PARTS shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to the Airframe or any Engine. Except as otherwise set forth herein, at such time as a replacement part shall be substituted for a Part in accordance with Section 9 hereof, the Part so replaced shall cease to be a Part hereunder.

            PAYMENT LOCATION shall have the meaning specified on EXHIBIT C, hereto.

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                                      -10-

            PERMITTED AIR CARRIER means (i) any Permitted Manufacturer, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Lessor or
(iv) any U.S. Air Carrier.

            PERMITTED COUNTRY shall mean any country listed on Schedule 2 to the Letter Agreement.

            PERMITTED FOREIGN AIR CARRIER shall mean any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

            PERMITTED FOREIGN MANUFACTURER shall mean any Designated Manufacturer domiciled outside the United States or (ii) any manufacturer of airframes or aircraft engines, or any Affiliate thereof, which is domiciled in a Permitted Country.

            PERMITTED INSTITUTION shall mean (a) any bank, trust company, insurance company, financial institution or corporation (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or Net Worth of at least $75,000,000.

            PERMITTED MANUFACTURER shall mean (i) any manufacturer of airframes or aircraft engines, or any Affiliate thereof, which is domiciled in the United States or (ii) any Permitted Foreign Manufacturer.

            PERMITTED SUBLEASE shall mean a sublease permitted under Section 6(b)(vii) of the Lease.

            PERMITTED SUBLESSEE shall mean the sublessee under a Permitted Sublease.

            PERSONS or PERSONS shall mean individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

            RENT shall mean Basic Rent and Supplemental Rent, collectively.

            REPLACEMENT ENGINE shall mean an engine that is the same or improved make and model as the Engine to be replaced, and that is suitable for installation and use on the Air-frame, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Lease).

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                                      -11-

            SPECIAL DEFAULT shall mean the occurrence of any Default referred to in Sections 17(a), (e), (f) and (g) of this Lease.

            SUPPLEMENTAL RENT shall mean, without duplication, all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder to Lessor, including without limitation, (a) any payment of Casualty Value and (b) any payment of indemnity required by Sections 10 and 13 hereof.

            TAXES shall mean any and all sales, use, business, gross income, personal property, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross receipts, franchise, stamp, income, levies, imposts, withholdings or other taxes or duties of any nature, together with any penalties, fines, charges or interest thereon.

            TERM shall mean the period commencing on the Delivery Date and to and including the Expiration Date; provided that if at the scheduled end of the Term, the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus up to six months thereafter, and Lessee shall be obligated to pay Rent with respect to any such period of extension at a daily equivalent rate equal to the average of the Basic Rent paid prior to the Expiration Date.

            TRANSFER shall mean the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

            TRANSFEREE shall mean a person to which the Lessor purports or intends to Transfer any or all of its right, title or interest in the Aircraft and the Lease respectively, as described in Section 21 of the Lease.

            TRANSPORTATION CODE means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

            UNITED STATES or "U.S." shall mean the United States of America; PROVIDED, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

            U.S. AIR CARRIER shall mean any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations,

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                                      -12-

or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

            U.S. PERSON shall mean any Person described in Section 7701(a)(30) of the Code.

            U.S. GOVERNMENT shall mean the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

            WET LEASE means any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft (including the Engines or engines installed thereon), to a third party pursuant to which the Aircraft (including the Engines or engines installed thereon) shall at all times be under the operational control of Lessee or a Permitted Sublessee and operated by a crew under the operational control of Lessee; PROVIDED that Lessee's obligations under the Lease (including, without limitation, its obligations with respect to maintenance, insurance, use and operation) shall continue in full force and effect notwithstanding any such arrangement.

            When used in Sections 5(a) and 23(b) of this Lease, the first letter of the above-defined terms shall be underlined.

            Section 2. LEASE.

            (a) Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, on the terms of this Lease, as supplemented by Letter Agreement No. 1, which the parties have executed and delivered contemporaneously with the execution and delivery of this Lease, and by the Lease Supplement which the parties have executed and delivered contemporaneously with the execution and delivery of this Lease.

            (b) Contemporaneously with the execution of this Lease, Lessee is delivering the following documents to Lessor:

              (i) a Lease Supplement in the form of EXHIBIT D, hereto, completed, executed and delivered by Lessee;

              (ii) a Parent Guaranty in the form of EXHIBIT L, hereto, completed, executed and delivered by Guarantor;

              (iii) a certificate evidencing due authority of Lessee for the execution, delivery and performance of this Lease and all other documents related thereto, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of Lessee;

                  (iv) a favorable opinion of special counsel to Lessee as may be reasonably satisfactory to Lessor, dated on or about the date hereof, and a favorable opinion of special counsel to Guarantor as may be reasonably satisfactory to Lessor, dated on or about the date hereof, each in the form of EXHIBIT H-1 and EXHIBIT H-2, respectively, hereto;

                  (v) a favorable opinion of in-house counsel to Lessee as may be reasonably satisfactory to Lessor, dated on or about the date hereof, in the form of EXHIBIT I, hereto;

                  (vi) an Officer's Certificate, dated as of the date hereof, stating that: (A) the representations and warranties contained in Section 5(d) hereof are true and accurate on and as of such date; and (B) no event has occurred and is continuing, or would result from the lease of the Aircraft which constitutes a Default or an Event of Default under this Lease;

                  (vii) an opinion or report, dated as of date hereof, signed by an Insurance Broker or Approved Insurer as to the due compliance with the insurance provisions of Section 12 hereof with respect to the Aircraft, substantially in the form as set forth on EXHIBIT F. hereto;

                  (viii) certificates of an Insurance Broker evidencing the insurance as required by Section 12 hereof;

                  (ix) a favorable opinion from Crowe & Dunlevy P.C., or such other counsel as may be acceptable to Lessor, as to completion of the due filing of this Lease pursuant to the Federal Aviation Act and rules and regarding such other matters as Lessor may reasonably request; and

                  (x)   the requisite financing statements;

                  (xi) such other documents and matters incident to the foregoing as Lessor may reasonably request.

                  (c) Contemporaneously with the execution of this Lease, Lessor is delivering the following documents to Lessee:

                     (i) a Lease Supplement in the form of EXHIBIT D, hereto, completed, executed and delivered by Lessor;

                     (ii) an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of Lessor;

                  (iii) an Officer's Certificate, dated as of the date hereof, stating that the representations and warranties contained in Section 5(a) are true and accurate on and as of such date;

                  (iv) a favorable opinion of special counsel to Lessor as may be reasonably satisfactory to Lessee, dated on or about the date hereof, and a favorable opinion of in-house counsel to Lessor as may be reasonably satisfactory to Lessee, each in the form of EXHIBITS J-l and J-2, respectively, hereto;

                  (v) a copy of the current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA;

                  (vi) an Aircraft Warranty Assignment and Agreement and a Consent and Agreement executed by the Manufacturer; and

                  (vii) lease termination certificates in form suitable for recording with the FAA terminating (x) the Aircraft Lease Agreement dated as of November 12, 1996, between the Company as lessor and Polar Air Cargo, L.P. as lessee, supplemented by Lease Supplement No. 1 dated November 12, 1996, recorded by the FAA on December 9, 1996, as Conveyance No. SS007186, (y) the Assignment and Assumption of Head Lease and Termination of Sublease dated as of February 28, 1997, among Polar Air Cargo, L.P. as assignor, Polar Air Cargo, Inc. as assignee, and the Company, recorded April 21, 1997, as Conveyance No. HK009138, and (z) the Amended and Restated Aircraft Lease Agreement dated as of February 28, 1997, recorded April 21, 1997, as Conveyance No. HK009139.

                  Section 3. DELIVERY, ACCEPTANCE, TERM.

                  (a) ACCEPTANCE OF AIRCRAFT. By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Agreement. Lessee is confirming its acceptance of the Air craft by delivering herewith to Lessor a Lease Supplement in the form set forth as EXHIBIT D hereto.

                  (b) TERM OF LEASE. The Term of this Lease shall commence on the Delivery Date and shall continue until the Expiration Date; provided that this Lease may be earlier terminated or extended pursuant to the provisions hereof.

                  Section 4. RENT.

                  (a) Lessee covenants and agrees to pay to Lessor, or its assigns, the following as Rent for use of the Aircraft:

            (i) BASIC RENT: The Basic Rent as set forth in Letter Agreement No. 1 throughout the Term hereof, payable in consecutive installments and due on each Basic Rent Payment Date.

            (ii) SUPPLEMENTAL RENT: Any and all Supplemental Rent as the same becomes due.

            (iii) ADJUSTMENTS TO BASIC RENT AND SUPPLEMENTAL RENT: (1) Basic Rent and Casualty Values shall be subject to adjustment as follows: In the event that Lessee is required to indemnify Lessor under Section B of the Letter Agreement No. 1, the Basic Rent amount and the Casualty Values set forth in Schedule 1 shall be recalculated (upwards or downwards) by Lessor, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the MACRS Loss (as each such term is defined in Section B to the Letter Agreement No. 1) that is the subject of such indemnification and any prior or contemporaneous MACRS
      Loss) used to calculate the Basic Rent amounts and the Casualty Values in order to (1) maintain Lessor's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

            (iv)  CALCULATION OF ADJUSTMENTS: All adjustments pursuant to
      Section 4(a)(iii) shall be made as promptly as practicable after either Lessor or Lessee gives notice to the other that an event has occurred that requires an adjustment. Lessor and Lessee shall give prompt notice to the other of any event requiring an adjustment. Any recalculation of the amounts of Basic Rent and the Casualty Values shall be prepared by Lessor, subject to verification by Lessee in accordance with Section 4(a)(v), using the same methodology and assumptions used by Lessor in determining the percentages of Basic Rent and the Casualty Values, as of the Delivery Date, except as such methodologies and assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Lessor shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments required pursuant to Section 4(a)(iii) shall be set forth in a Lease Supplement or in an amendment to this Lease.

            (v) VERIFICATION: If Lessee believes that any calculations by Lessor pursuant to Section 4(a)(iv) are in error, and if, after consultation, Lessee and Lessor are unable to agree on an adjustment, then Babcock & Brown Inc. or any other nationally recognized certified public accounting or lease advisory firm selected by Lessee and reasonably satisfactory to Lessor shall verify such calculations. Lessor will make available to such firm, but not, in any circumstances, to Lessee or any representative of Lessee, the methodology and assumptions referred to in
      Section 4(a)(iii) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably ac-ceptable to Lessor, prohibiting disclosure of such methodology and assumptions to any third party). The determination by such firm shall be final. Lessee will pay the reasonable costs and expenses of such further verification by such firm, provided that if such verification results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents by $10,000 or more from the remaining Net Present Value of Rents as recalculated by Lessor, then Lessor will pay such costs and expenses.

            (b) PLACE AND METHOD OF PAYMENT. All Basic Rent and Supplemental Rent and other amounts payable under this Lease shall be paid in immediately available currency of the United States of America, at the Payment Location specified on EXHIBIT C hereto, or at such other location as Lessor shall designate in writing.

            (c) PROHIBITION AGAINST SETOFF, COUNTERCLAIM, ETC. This Lease is a net lease. Lessee's obligation to pay all Rent hereunder shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Manufacturer, the Engine Manufacturer, any seller of or Person or individual person providing services with respect to the Aircraft or any other Person or individual person, including without limitation maintenance, modification and other services provided by any Person for any reason whatsoever; (ii) any defect in the title, airworthiness or eligibility for registration under applicable Law, or any condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, or any other Person or individual person; (iii) any Liens with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease; (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee; (vi) any other circumstance or happening of any nature whatsoever, similar to any of the foregoing; or (vii) any Taxes; it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

            Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by Law or otherwise, to terminate this Lease or any obligation imposed upon Lessee hereunder or in relation hereto.

            Nothing contained in this Section shall be construed as a waiver of Lessee's right to pursue any claim that it may have, including without limitation, the right to seek a separate recovery of any payment of Basic Rent or Casualty Value or other Supplemental Rent which is not due and payable in accordance with the terms of this Lease.

            If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law, Lessee nonetheless agrees to pay to Lessor amounts equal to the Rent payments hereunder at the time such payments would have become due and payable in accordance with the terms hereof had this Lease not been terminated, and so long as such payments are made and all other terms and conditions hereof are complied with by Lessor and Lessee, Lessor and Lessee will deem this Lease to remain in full force and effect.

            (d)   INVESTMENT OF FUNDS HELD AS SECURITY.

               (i) INVESTMENT. Any moneys held by Lessor as security for Lessee's obligations under this Lease shall, until paid to Lessee as provided herein or applied as provided herein, be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee fails to so direct, as directed by Lessor in its sole discretion) and at the expense and risk of Lessee in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor, as the case may be, can be acquired by Lessor using its commercially reasonable efforts.

               (ii) PAYMENT OF GAIN OR LOSS. Any net gain (including interest received) realized as the result of investments pursuant to Section 4(d)(i) (net of any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be held and applied hereunder. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in Section 4(d)(i) above.

            Section 5. REPRESENTATIONS AND WARRANTIES.

            (a) WARRANTIES AND DISCLAIMER OF WARRANTIES. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS LEASE, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING, WITHOUT LIMITATION, TO:

            (X) THE TITLE, DESCRIPTION, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, FITNESS FOR ANY PAR-

      TICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART; OR

            (Y) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT OR IN TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE; FOR: (A) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (B) THE USE, OPERATION, OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO; (C) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES; (D) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART; OR (E) ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES.

            THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5(a) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT THAT:

               (i) Lessor warrants that on the Delivery Date title to the Aircraft was vested in Lessor and that the Aircraft was free and clear of any and all Liens, except for this Lease;

               (ii) Lessor further represents and warrants that Lessor is a corporation duly organized and validly existing and in good standing under the laws of Delaware and is, and shall remain so long as it shall be the Lessor under this Lease, a Citizen of the United States, and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

               (iii) Lessor further represents and warrants that the making and performance by Lessor of this Lease has been duly authorized by all necessary corporate action on the part of Lessor and does not require approval of any shareholder of Lessor (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessor with any of the terms and provisions hereof will contravene any Law applicable to Lessor or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of Lessor under, any credit agreement or instrument corporate charter or bylaw or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets are bound or affected.

            (iv) Lessor has received every consent, approval or authorization of, and has given every notice to, each Governmental Entity having jurisdiction with respect to the execution, delivery or performance of this Lease (including all monetary and other obligations hereunder) that is required for Lessor to execute and deliver this Lease, and to perform the transactions contemplated hereby and each such consent, approval or authorization is valid and effective and has not been revoked;

            (v) Lessor further represents and warrants that this Lease and the Lease Supplement have been duly entered into and delivered by Lessor, and assuming the due authorization, execution and delivery thereof by the Lessee, the Lease and Lease Supplement constitute legal, valid and binding obligations of Lessor, enforceable against Lessor in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (b) WAIVER. LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE POSSESSION, OPERATION OR PERFORMANCE OF THE AIRCRAFT, ANY ENGINE OR ANY PART OF THIS AGREEMENT EXCEPT TO THE EXTENT ARISING UNDER CLAUSES (i) THROUGH (v) OF SECTION 5(a) HEREOF.

        (c) CONFIRMATION. LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS SECTION 5 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

        (d) LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee hereby makes the following representations and warranties as of the date hereof which representations and warranties shall survive the execution and delivery of this
Lease:

            (i) Lessee is a corporation duly organized, and existing in good standing under the Laws of the State of California and has the requisite power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

            (ii) this Lease has been duly authorized by all necessary action on the part of Lessee and does not require any approval of the shareholders of Lessee (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof will contravene any Law applicable to Lessee or result in any breach of, or constitute any default under (other than a breach or default that would not result in a Material Adverse Change to Lessee), or result in the creation of any Lien (other than as permitted under this Lease), on any property of Lessee under, any credit agreement or instrument corporate charter or by-law or other material agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected in any material respect;

            (iii) Lessee has received every consent, approval or authorization of, and has given every notice to, each Governmental Entity having jurisdiction with respect to the execution, delivery or performance of this Lease (including all monetary and other obligations hereunder) that is required for Lessee to execute and deliver this Lease, and to perform the transactions contemplated hereby and each such consent approval or authorization is valid and effective and has not been revoked;

            (iv) this Lease and the Lease Supplement have been duly executed and delivered by Lessee, and, assuming the due authorization, execution and delivery thereof by the Lessor, the Lease and the Lease Supplement constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (v) Lessee's chief executive office is located at 100 Oceangate, 15th Floor, Long Beach, CA 90802; the records of Lessee concerning the Aircraft are maintained at such chief executive office and Lessee is incorporated under the laws of the State of California and its organizational identification number is C1483679;

            (vi)  Lessee is a Citizen of the United States;

            (vii) except for the filing for recordation of this Lease and the Lease Supplement with the FAA, the filing of any Uniform Commercial Code financing statements required (and continuation statements at periodic intervals), the taking of possession and retention of the original counterparts of the Lease and Lease Supplement by Lessor and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(a)(iii) hereof, no further filing or recording of this Lease or of any other document (including any financing statement under Article 9 of the Uniform Commercial Code) and no further action, is necessary or desirable under the laws of the United States of America or any state in order to (A) fully establish Lessor's title to, and interest in, and property in rights with respect to the Aircraft as against Lessee or any third party and to ensure that under all such laws the property rights of Lessor therein will have priority in all respects over the claims of all creditors of Lessee, or (B) ensure the validity, effectiveness and enforceability of this Lease;

            (viii) as of the date hereof, Lessee does not hold any contract or other obligation to operate the Aircraft to any of the countries designated under the United States Foreign Asset Control Regulations (31 C.F.R. Parts 500-599), including, as of the date hereof, North Korea, Cambodia, North Vietnam and South Vietnam, except to the extent that Lessee has obtained written permission of the United States government, copies of which have been provided to Lessor;

            (ix) Lessee holds all licenses, permits, approvals, certificates, etc. required to conduct its business and to lease and operate the Aircraft, except where the failure to so hold such licenses, permits, approvals and certificates would not give rise to a Material Adverse Change to Lessee.

            Section 6. REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS.

            (a) REGISTRATION AND OPERATION

               (i) REGISTRATION AND RECORDATION. Subject to the compliance by Lessor with its obligations under Section 22(e), Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act or with such other country of registry as shall be permitted under Section 6(a)(ii) below, in the name of Lessor as owner and lessor (except to the extent that such registration under the Act cannot be effected with the FAA because of Lessor's failure to comply with the citizenship requirements for registration of the Aircraft under the Act). Lessor shall execute and deliver all such documents as Lessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration.

               (ii) REREGISTRATION. So long as no Event of Default shall have occurred and be continuing, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Section 22.

               (iii) MARKINGS. If permitted by applicable Law, on or reasonably promptly after the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to Lessor prior to the Delivery Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth in Exhibit C as the Lease Identification. Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is destroyed or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this Section 6(a)(iii).

               (iv) COMPLIANCE WITH LAWS. Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Aircraft (A) in violation of any Law binding on or applicable to the Aircraft, the Airframe or any Engine, or (B) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or any material risk of criminal liability or of material risk of civil penalty against Lessor.

               (v) OPERATION. Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located, (A) in any area excluded from coverage by any insurance required by the terms of Section 12, except in the case of a requisition by or transfer to the U.S. Government where Lessee obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 12(c) or (B) in any recognized area of hostilities unless fully covered in accordance with Section 12 by war-risk insurance, unless in any case referred to in this Section 6(a)(v) the Aircraft is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area.

            (b) POSSESSION. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Air-craft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; PROVIDED, HOWEVER, subject to the provisions of Section 6(c), Lessee may, without such prior written consent:

            (i) INTERCHANGE AND POOLING. Subject or permit any Permitted Sublessee to subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial air cargo industry and entered into by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business; PROVIDED, HOWEVER, that if Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered a Casualty Occurrence as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine.

            (ii) TESTING AND SERVICE. Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part
      (A) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Section 9, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (B) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).

            (iii) TRANSFER TO U.S. GOVERNMENT. Transfer or permit any Permitted Sublessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Lessee shall promptly notify Lessor in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.

            (iv) INSTALLATION OF ENGINES ON OWNED AIRCRAFT. Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (A) those Liens which are permitted by Section 14 hereof and those that do not apply to the Engines and (B) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 6(b)(i).

            (v) INSTALLATION OF ENGINES ON OTHER AIRFRAMES. Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (A) such airframe is free and clear of all Liens, except (1) the rights of the par-ties to such lease, or any such secured financing arrangement, covering such airframe and (2) Liens of the type permitted by clauses (A) and (B) of Section 6(b)(iv) and (B) Lessee or Permitted Sublessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

            (vi) INSTALLATIONS OF ENGINES ON FINANCED AIRCRAFT. Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 6(b)(iv) or 6(b)(v) is applicable; PROVIDED, HOWEVER, that any such installation shall be deemed an Casualty Occurrence with respect to such Engine, and Lessee shall comply with Section 1l(d) hereof in respect thereof. Until Section 11(d) has been fully complied with, Lessor's interest in any such Engine shall continue in full force and effect.

            (vii) SUBLEASING. With respect to the Aircraft, Airframe or any Engine, so long as no Event of Default shall have occurred and is continuing, enter into a sublease with any Permitted Air Carrier, but only if:

                  (A) Lessee shall provide written notice to Lessor (such notice in the event of a sublease to a U.S. Air Carrier to be given promptly after entering into any such sublease or, in the case of a sublease to any other Permitted Air Carrier, 10 days in advance of entering into such sublease);

                  (B) At the time that Lessee enters into such sublease, such Permitted Air Carrier shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

                  (C) Any such sublease (1) shall not extend beyond the expiration of the Term, (2) shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease and (3) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Les-sor's rights under Section 18 to repossess the Aircraft, Airframe and Engines and to terminate such sublease upon the occurrence of an Event of Default;

                  (D) In connection with a sublease to a Permitted Foreign Air Carrier or a Permitted Foreign Manufacturer, (1) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Delivery Date) and (2) Lessee shall have furnished Lessor a favorable opinion of counsel, reasonably satisfactory to Lessor, in the country of domicile of such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer, that (i) the terms of such sublease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (ii) it is not necessary for Lessor to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or hi part, of the proposed sublease, (iii) Lessor's title to the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under Section 12 covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease) and (v) the agreement of such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforce able against such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer under applicable law;

                  (E) Lessee shall furnish to Lessor evidence reasonably satisfactory to Lessor that the insurance required by Section 12 remains in effect;

                  (F) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of Lessor in the Aircraft, Airframe and Engines;

                  (G) Lessee shall reimburse Lessor for all of its reasonable out-of- pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel incurred by Lessor in connection with any such sublease;

                  (H) For all purposes of this Section 6(b)(vii), the term "sublease" shall be deemed to include interchange agreements with respect to the Aircraft or Airframe; and

                  (I) No such sublease shall be made to a Permitted Foreign Air Carrier or a Permitted Foreign Manufacturer prior to the close of the Tax Attribute Period, unless Lessee prepays on a lump-sum basis any liability due under Section B of the Letter Agreement No. 1 as a result of such sublease based upon the assumption that such sublease were to continue for the remainder of the term of such sublease; PROVIDED, HOWEVER, that such sublease shall not be restricted under this paragraph (i) if it would not have the effect of lengthening the "recovery period" (as defined in Section 168 of the Code) then applicable to the Aircraft.

            (c) CERTAIN LIMITATIONS ON SUBLEASINR OR OTHER RELINQUISHMENT OF POSSESSION. Notwithstanding anything to the contrary in Section 6(b):

            (i) The rights of any person that receives possession of the Aircraft in accordance with Section 6(b) shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (A) Lessor's right to repossess the Aircraft pursuant to Section 18, (B) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of an Event of Default and (C) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of an Event of Default;

            (ii) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine or any Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Document;

            (iii) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 6(b) shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 22;

            (iv) Any event that constitutes or would, with the passage of time, constitute a Casualty Occurrence under paragraph (c), (d), or (e) of the definition of such term shall not be deemed to violate the provisions of
      Section 6(b); and

            (v) Any Wet Lease or ACMI Contract shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 6(b) and shall not be prohib-ited by the terms thereof. Neither a Wet Lease nor an ACMI contract shall be deemed to be a "sublease", and the counterparty of a Wet Lease or an ACMI Contract shall not be deemed to be a sublessee for any purposes under this Lease. Any contract that is part of the United States Civil Reserve Air Fleet Program shall not be deemed to be a sublease for any purposes under this Lease.

            (d) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT OF A PERMITTED SUBLESSEE. Notwithstanding anything to the contrary contained in Sections 6(b) and 6(c), if: (i) the Lessee assigns a Permitted Sublease to Lessor as security for the performance of Lessee's obligations under this Lease; (ii) the basic rent payments under such Permitted Sublease are at least equal to Lessee's payments under this Lease; and (iii) the Lessee and the Permitted Sublessee execute and deliver a Subordination, Non-Disturbance and Attornment Agreement in substantially the form attached hereto as EXHIBIT K (the "Attornment Agreement") to Lessor, then Lessor: (A) shall execute and deliver such Attornment Agreement to the Lessee and Permitted Sublessee; (B) agrees that the requirement contained in Section 6(b)(vii)(C)(3) shall be deemed satisfied by Section 1 of the Attornment Agreement; and (3) shall not disturb the Permitted Sublessee's possession of the Aircraft, Airframe or Engines during the term of the Permitted Sublease nor void the Permitted Sublease so long as no event of default has occurred under the Permitted Sublease.

            Section 7. INFORMATION.

            During the term of this Lease, Lessee agrees to furnish Lessor the following:

            (a) within ninety (90) days following the end of each quarter of the fiscal year of Guarantor, if Guarantor is a public reporting company, or Lessee, if Guarantor is not a public reporting company, except the last such quarter of such year, consolidated balance sheets of Guarantor prepared as of the close of each month during such quarterly period, together with the related unaudited profit and loss statements and cash flow statements for each month during such period, prepared in accordance with generally accepted accounting principles, and Lessor agrees that delivery of Guarantor's Form 10-Q satisfies the obligation contained in this clause (a);

            (b) within one hundred twenty (120) days after the close of each fiscal year of Guarantor, if Guarantor is a public reporting company, or Lessee, if Guarantor is not a public reporting company, an audited balance sheet, profit and loss statement and cash flow statements, and statement of stockholders' equity of Lessee (prepared on a consolidated basis), as of the close of such fiscal year, prepared in accordance with generally accepted accounting principles, and Lessor agrees that delivery of Guarantor's Form 10-K satisfies the obligation contained in this clause
      (b);

            (c) within one hundred twenty (120) days after the close of each fiscal year of Lessee, a certificate signed by a duly authorized officer of Lessee, stating (i) that such officer is familiar with the relevant terms of this Lease and has made a review of Lessee's compliance herewith during the preceding fiscal year, and (ii) that no event has occurred which constitutes a Default or, if such an event has occurred, the nature thereof and action Lessee has taken or is taking to cure the same; and

            (d) from time to tune such other information as Lessor may reasonably request, including information concerning the location, condition, use and operation of the Aircraft.

            Lessee shall permit Lessor or its designee, at Lessor's expense, on ten (10) days' prior written notice to visit and inspect the Aircraft, its condition, use and operation and the records maintained in connection therewith; PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing, such inspection right shall be limited to one inspection every 12 months. Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft (although those otherwise open may be inspected), and no such inspection shall interfere with Lessee's or any Permitted Sublessee's maintenance and operation of the Aircraft, the Airframe and the Engines. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure. Lessor shall indemnify and hold harmless Lessee from and against any claims and losses incurred by Lessee and caused by Lessor in connection with any such inspection.

            Section 8. COVENANTS OF LESSEE.

            (a)   Lessee covenants and agrees that:

            (i)   MAINTENANCE OF CORPORATE EXISTENCE. Except as provided in
      Section 8(iv) and as permitted by Section 19(b), during the term of this Lease, Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would result in a Material Adverse Change to Lessee.

            (ii) MAINTENANCE OF STATUS. Lessee is, and shall remain so long as it shall be the Lessee under this Lease, a Citizen of the United States and Lessee is and shall maintain and operate the Aircraft at all times as a Certificated Air Carrier.

            (iii) PLACE OF BUSINESS; STATE OF FORMATION. Lessee will not, without prior written notice to Lessor, change its principal place of business or chief executive office if there is more than one place of business or change its state of formation or existence.

            (iv) NOTICE OF AN EVENT OF DEFAULT. Immediately after a responsible officer of Lessee obtains knowledge of an Event of Default hereunder, Lessee shall notify Lessor in writing of such an Event of Default.

            (v) GOVERNMENTAL CONSENTS. Lessee undertakes to maintain or cause its Permitted Sublessee to maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filing's and registrations obtained or effected in connection with this Lease and every document or instrument contemplated hereby and to take all such additional action as may be proper or advisable in connection herewith or therewith. Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Lease or any other document or instrument contemplated hereby.

            (vi) FURNISHING OF DOCUMENTS. Lessee will furnish to Lessor the financial statements, documents, certificates and other information and materials described in Section 7.

            (b)   Lessor covenants and agrees that:

               (i) QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing, Lessor shall not take or cause to be taken or permit any Person lawfully claiming by or through it to take any action to interfere with Lessee's (or any Permitted Sublessee's) rights hereunder to continued possession, use and operation of, and quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part and other rights with respect to the Aircraft hereunder during the Term.

            If Lessor has received an assignment of a Permitted Sublease pursuant to Section 6(d), so long as no event of default under such Permitted Sublease shall have occurred and be continuing, Lessor shall not take or cause to be taken or permit any Person lawfully claiming by or through it to take any action to interfere with the Permitted Sublessee's rights under such Permitted Sublease to continued possession, use and operation of, and quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part and other rights with respect to the Aircraft thereunder during the term of the Permitted Sublease.

            (ii) MANUFACTURERS' WARRANTIES. So long as an Event of Default has not occurred and be continuing, Lessor hereby agrees to make available such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, or the Engine Manufacturer, to the extent that the same may be assigned or otherwise made available to Lessee and hereby authorizes Lessee to exercise such rights; PROVIDED, HOWEVER, that upon an Event of Default all such rights shall immediately revert to Lessor including all claims thereunder whether or not perfected.

            (iii) TITLE TRANSFERS BY LESSOR. If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to this Lease, then (A) Lessor shall (1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, free and clear of all Lessor's Liens, (2) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, Airframe or such Engine, and (3) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor's Liens and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor's Liens, as aforesaid), and (B) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may be) may reasonably request.

            (iv) LESSOR'S INTEREST IN CERTAIN ENGINES. Lessor hereby agrees for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that Lessor, its successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

            (v) CHANGE IN CITIZENSHIP. Lessor agrees that, in the event its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify Lessee of
      (A) such change in status promptly after obtaining Actual

      Knowledge thereof or (B) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

            Lessor agrees, solely for the benefit of Lessee, that if, during such time as the Aircraft is registered in the United States, (1) it shall not be a Citizen of the United States and (2) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Lessor under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), then Lessor shall, as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship, effect a voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft.

            Section 9. MAINTENANCE; OPERATIONS; REPLACEMENT OF PARTS; ALTERATIONS, MODIFICATION AND ADDITIONS.

            (a) Lessee, at its own cost and expense, shall: (A) on a nondiscriminatory basis relative to the other aircraft which it operates, maintain, service, repair and/or overhaul (or cause to be maintained, serviced, repaired and/or overhauled) (i) so as to keep the Aircraft in as good an operating condition as when delivered to Lessee (ordinary wear and tear excepted) and in such condition as necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under Part 121 of the Federal Aviation Regulations (or under the applicable requirements of an Aviation Authority except (a) when the Aircraft is being temporarily stored and is not operational, (b) when the Aircraft is being serviced, repaired, maintained, overhauled, tested or modified as permitted or required by the terms of this Lease or (c) when all of Lessee's Boeing 747-200F aircraft of comparable vintage and configuration, powered by power-plants and having systems and avionics comparable to the Aircraft ("SIMILAR AIRCRAFT") have been grounded by the FAA or an Aviation Authority under the laws of any jurisdiction in which the Aircraft may then be registered as permitted by
Section 6(a)(ii) hereof, or such Aviation Authority has revoked or suspended the airworthiness certificates for all such aircraft, and (ii) in accordance with the Maintenance Program and utilizing the same manner of maintenance, service, repair or overhaul used by Lessee (or any Permitted Sublessee) with respect to Similar Aircraft operated by it and without in any way discriminating against the Aircraft on the basis of its leased status or otherwise; (C) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the Aviation Authority; and
(D) promptly furnish to Lessor any information required to enable Lessor to perform any applicable government filings required of the owner of the Aircraft by such registration jurisdiction.

            (b) OPERATION. Lessee will not (and will not allow any other Permitted Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any

Law or certificate of any government or governmental authority (domestic or foreign) having jurisdiction over the Aircraft, or contrary to any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except (A) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (B) to the extent Lessee (or any other Permitted Sublessee) is contesting in good faith and by appropriate proceedings the validity or application of any such law, rule, regulation or order which does not involve (x) any material risk of sale, forfeiture or permanent loss of the Aircraft, the Airframe, any Engine or any Part (y) any risk of criminal liability to the Lessor or (z) any risk of material civil liability against the Lessor. Lessee will not (and will not allow any Permitted Sublessee to) operate the Aircraft in any area excluded from coverage by insurance provided pursuant to Section 12 hereof; PROVIDED, HOWEVER, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder if indemnification complying with SECTION 12(c) has been provided or where such failure is attributable to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of Lessee or any Permitted Sublessee such as a hijacking, medical emergency, equipment malfunction, weather condition, navigational error, or other isolated extraordinary event beyond the control of Lessee or any Permitted Sublessee and Lessee or any Permitted Sublessee is diligently and in good faith proceeding to rectify such failure.

            (c) REPLACEMENT OF PARTS. Lessee, at its own cost and expense, will, or will cause a Permitted Sublessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, at its own cost and expense, or may permit a Permitted Sublessee at its own cost and expense to, remove (or cause to be removed) any Parts, whether or not worn out, destroyed, damaged beyond repair or permanently rendered unfit for use, provided that Lessee, except as otherwise provided herein, at its own cost and expense will, or will cause a Permitted Sublessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, other than Liens permitted by Section 14 hereof and pooling arrangements to the extent permitted by paragraph (c) below, shall be in as good an operating condition as, and have a utility to and value not less than the utility and value of the Parts replaced (assuming such replaced parts were in the condition and repair in which they were required to be maintained by the terms hereof) and, when installed, will not diminish the useful life of the Airframe or Engine.

            Except as otherwise provided herein, all Parts owned by the Lessor which are at any time removed from the Aircraft shall remain the property of the Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, without further act, (i) title to the removed part shall thereupon vest in Lessee, free and clear of all rights of Lessor,
(ii) title to such replacement part shall thereupon vest solely in Lessor, subject only to Liens permitted by Section 14 hereof and pooling arrangements to the extent permitted by paragraph (c) below and (iii) such replacement part shall become subject to this Lease and be deemed a Part for all purposes thereof and hereof to the same extent as the Part which it has replaced.

            (d) POOLING OF PARTS. Any Part removed from the Aircraft, Airframe or any Engine may be subjected by Lessee or a Permitted Sublessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Lessee or Guarantor or such Permitted Sublessee, so long as a Part replacing such removed Part shall be incorporated or installed in or attached to the Aircraft, Airframe or such Engine in accordance with paragraph (b) of this Section 9 as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Aircraft, Airframe or any Engine may be owned by any third party subject to such a normal pooling arrangement, so long as Lessee or Permitted Sublessee, at its own cost and expense, as promptly thereafter as reasonably possible either (i) causes title to such replacement Part to vest in Lessor in accordance with paragraph (b) of this Section 9, free and clear of all Liens (except Liens permitted by Section 14), or (ii) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to the Aircraft, Airframe or such Engine a further replacement Part owned by Lessee or a Permitted Sublessee free and clear of all Liens (except Liens permitted by Section 14) and by causing title to such further replacement Part to vest in Lessor in accordance with paragraph (b) of this Section 9.

            (e) ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee shall, or shall cause a Permitted Sublessee to, make (or cause to be made) such alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"); PROVIDED, HOWEVER, that (1) Lessee's obligations are subject to Section C of the Letter Agreement and (2) Lessee or any Permitted Sublessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft, any material risk of material civil penalty or any risk of criminal liability being imposed on Lessor. In addition, Lessee, at its own cost and expense, may, or may permit a Permitted Sublessee at its own cost and expense to, from time to time make such alterations and modifications in and additions to the Aircraft, Airframe or any Engine (each an "Optional Modifica-tion") as Lessee or such Permitted Sublessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee deems are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; PROVIDED, HOWEVER, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by the Lease immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. Except as otherwise provided herein, title to all Parts (other than Removable Parts (as defined below)) incorporated or installed in or attached to the Aircraft, Airframe or such Engine as the result of such Optional Modification shall, without further act, vest in Lessor and become subject to this Lease.

            Notwithstanding anything to the contrary in this paragraph (d), Lessee or a Permitted Sublessee may, at any time during the Term, remove any Part (such Part being referred to herein as a "Removable Part") if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Aircraft, Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached to the Aircraft, Airframe or such Engine pursuant to the terms of Section A of Exhibit E to the Lease, and (iii) such Part can be removed from the Aircraft, Airframe or such Engine without materially diminishing the fair market value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such removal not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof. Removable Parts may be leased from or financed by third parties other than Lessor. Title to any Removable Part shall be vested in Lessee or such Permitted Sublessee, and to the extent such Removable Part is leased from or financed by a third party other than Lessor, may be vested in such third-party lessor or financing party. Upon the removal by Lessee or such Permitted Sublessee of any Removable Part as above provided, title thereto shall remain vested in Lessee or such Permitted Sublessee or in such third-party lessor or financing party, as the case may be, and such Part shall no longer be deemed part of the Aircraft, Airframe or such Engine from which it was removed. Title to any Removable Part not removed as above provided prior to the return of the Aircraft, Airframe or such Engine to Lessor hereunder shall, without further act, vest in Lessor.

            Section 10. GENERAL TAX INDEMNITY.

            The general tax indemnity obligations of Lessee are set forth in Section B of Letter Agreement No. 1.

            Section 11. CASUALTY OCCURRENCES.

            (a) CASUALTY OCCURRENCE WITH RESPECT TO THE AIRFRAME. Within fifteen (15) days after a Casualty Occurrence with respect to the Airframe and any Engine then installed thereon, Lessee shall give Lessor written notice of such occurrence. Within sixty (60) days of such occurrence, Lessee shall give Lessor written notice of Lessee's election to make payment in respect of the Casualty Occurrence, as provided in Section 1l(b), or to replace the Airframe and any such Engines as provided in Section 1l(c). Any failure by Lessee to give notice of its election shall be deemed an election of the option set forth in Section 1l(b). In addition, if an Event of Default or Special Default has occurred and is continuing, Lessee shall be required to make payment in respect of such Casualty Occurrence pursuant to Section 1l(b).

            (b) PAYMENT OF LOSS AND TERMINATION OF LEASE, (i) If Lessee elects or is deemed to have elected, in accordance with Section 1l(a), to make payment in respect of any such Casualty Occurrence, then Lessee shall pay or cause to be paid, in the manner and in funds of the type specified in Section 4(b), the following amounts:

            (A) on the Casualty Value Date next following the earlier of (x) the 90th day following the date of the occurrence of such Casualty Occurrence, or so long as Lessee shall be diligently pursuing receipt of insurance proceeds, the 180th day following the date of the occurrence of such Casualty Occurrence, and (y) the third Business Day following the receipt of sufficient insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee's election or deemed election under Section 11(a) to make payment under this Section 11(b)), Lessee shall pay to Lessor an amount equal to the Casualty Value of the Aircraft as of the Casualty Value Date plus:

            (B) any unpaid Basic Rent due prior to the Casualty Value Date but excluding any Basic Rent, payable on, the Casualty Value Date; plus

            (C) all amounts of Supplemental Rent due on or before the Casualty Value Date and any reasonable out-of-pocket fees and expenses incurred in connection with such Casualty Occurrence by Lessor.

            (ii) Upon such payment of the amounts set forth in clause (b)(i) above, (A) the obligations of Lessee to make further payments of Basic Rent hereunder shall terminate, (B) this Lease shall terminate with respect to the Aircraft, and (C) Lessor will transfer or cause to be transferred to Lessee, without recourse or warranty, all of Lessor's right title and interest, if any, in and to the Airframe and Engines (if any) suffering the Casualty Occurrence, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence.

            (c) REPLACEMENT OF AIRFRAME AND ENGINES. (i) If Lessee elects, in accordance with Section 1l(a), to replace the Airframe, and any Engines actually suffering the Casualty Occurrence, then Lessee shall, as promptly as possible and in any event within 180 days after the occurrence of such Casualty Occurrence, convey or cause to be conveyed to Lessor, in compliance with Section 11 (f) and as replacement for the Airframe, title to a Replacement Airframe (which shall comply with paragraph (ii) below), and for each such Engine, title to a Replacement Engine, in each case free and clear of all Liens other than Liens permitted by Section 14. If Lessee makes such election, but for any reason fails or is unable to effect such replacement within such time period and in compliance with the requirements set forth in this Section 11 (c), then Lessee shall be deemed to have initially made the election set forth in Section 1l(b) with the effect that Lessee shall immediately pay, in the manner and in funds of the type specified in Section 4(b), the amounts required under, and in accordance with, Section 11(b)(i).

            (ii) Any replacement airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model, and that has a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check), at least equal to the Airframe to be replaced thereby (assuming that such Airframe had been maintained in accordance with this Lease) (a "Replacement Airframe"). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, Section 1 l(d) (other than the notice requirement set forth in Section 11 (d)(i)).

            (d) CASUALTY OCCURRENCE WITH RESPECT TO AN ENGINE. Upon a Casualty Occurrence with respect to an Engine only, Lessee shall give Lessor prompt written notice thereof and shall, within ninety (90) days after such occurrence, convey or cause to be conveyed to Lessor, as replacement for the Engine suffering a Casualty Occurrence, title to a Replacement Engine. Each Replacement Engine shall be free of all Liens (except those Liens which are permitted by Section 14 hereof).

            (e) ENGINE EXCHANGE. Upon not less than five Business Days' prior written notice to Lessor, Lessee may replace any Engine leased hereunder with another engine (the "Exchanged Engine") meeting the requirements of Section 11
(d). Such Exchanged Engine shall be deemed to be a "Replacement Engine" and Lessor and Lessee shall comply with the provisions of paragraph (f) below with regard to the Exchanged Engine and the Engine so replaced.

            (f) CONDITIONS TO ANY REPLACEMENT. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee title to the Engine which suffered the Casualty Occurrence. Prior to or at the time of any such conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee, at its own expense, will promptly (i) furnish Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Airframe or Replacement Engine; (ii) cause a supplement hereto, in form and substance reasonably satisfactory to Lessor, subjecting such Replacement Airframe or Replacement Engine to this Lease, to be duly executed by Lessee, and recorded pursuant to applicable Law; (iii) furnish Lessor with such evidence of title to such Replacement Airframe or Replacement Engine and of compliance with the insurance provisions of Section 12 hereof with respect to such Replacement Airframe or Replacement Engine as Lessor may reasonably request; (iv) furnish Lessor with an opinion of Lessee's counsel to the effect that such full warranty bill of sale referred to in clause (i) above constitutes an effective instrument for conveyance of title to the Replacement Airframe or Replacement Engine; (v) furnish a certificate signed by a duly authorized financial officer or executive of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (vi) furnish Lessor with such documents as Lessor may reasonably request in connection with the consummation of the transactions contemplated by this Section 11, in each case in form and substance satisfactory to Lessor; and (vii) furnish such financing statement covering the Replacement Airframe or Replacement Engine as may be requested by Lessor. Upon full compliance by Lessee with the terms of this Section 1l(f), Lessor will cause to be transferred or will transfer to Lessee all of the right title and interest in the Airframe or Engine which suffered the Casualty Occurrence and which was originally leased to Lessee. For all purposes hereof, each such Replacement Airframe or Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Airframe" or an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Airframe or Engine replaced thereof. No Casualty Occurrence covered by Section 11 (c) shall result in any reduction in Rent.

            Lessor and Lessee understand and agree that if at the time of any replacement of the Airframe or any Engine, as contemplated in this Section 11, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 1l(f) shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

            (g) APPLICATION OF PAYMENTS. Any amounts, other than insurance proceeds in respect of damage or loss not constituting a Casualty Occurrence (the application of which is provided for in Section 12), received at any time by Lessor, Lessee or any Permitted Sublessee from any Government Entity or any other Person in respect of any Casualty Occurrence will be applied as follows:

            (i) REPLACEMENT OF AIRFRAME AND ENGINES. If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Casualty Occurrence, upon compliance by Lessee with the applicable terms of Section 1l(c) with respect to the Casualty Occurrence for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

            (ii) LOSS OF ENGINE. If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers a Casualty Occurrence), upon compliance by Lessee with the applicable terms of Section 1l(d) with respect to the Casualty Occurrence for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

            (iii) PAYMENT OF LOSS. If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in Section 1l(b), such amounts shall be applied as follows:

                  (a) first, if the sum described in Section 11 (b) has not then been paid in full by Lessee, such amounts shall be paid to Lessor to the extent necessary to pay in full such sum; and

                  (b)   second, the remainder, if any, shall be paid to Lessee.

            (h) REQUISITION FOR USE BY GOVERNMENT WITH RESPECT TO THE AIRCRAFT. In the event of the requisition for use by a Governmental Entity of the Airframe or any Engine (other than a requisition constituting a Casualty Occurrence), Lessee shall promptly notify Lessor of such requisition and all Lessee's obligations under this Lease with respect to the Airframe or Engine shall continue to the same extent as if such requisition had not occurred. If the Air-frame and Engines or engines installed thereon are not returned by the Government or such government by the end of the Term or within 180 days thereafter, Lessor, upon notice given not less than forty-five (45) days before the end of the Term, may elect to treat such event as constituting a Casualty Occurrence with respect to the Aircraft, and the provisions of Section 11 (b) shall apply, with payment and determination of Casualty Value with respect to the Aircraft on and as of the date of expiration of the Term. If Lessor does not so elect, Section 16 shall apply promptly upon such return by such Governmental Entity. All payments received by Lessor or Lessee or any Permitted Sublessee from the Governmental Entity for the use of the Airframe or Engine prior to the time such requisition becomes a Casualty Occurrence shall be paid over to, or retained by, Lessee if no Special Default or Event of Default shall have occurred and be continuing; and all payments received by Lessor or Lessee from the Governmental Entity for the use of such item thereafter shall be paid over to, or retained by, Lessor; provided that if such requisition constitutes a Casualty Occurrence, or Lessor has elected to treat such requisition as a Casualty Occurrence, then all such payments shall be paid over to Lessor and applied as provided for in Section 1l(g)(iii).

            (i) OTHER DISPOSITIONS. Any amounts not payable to or retainable by Lessee pursuant to this Section 11 or Section 12 hereof because a Special Default or an Event of Default shall have occurred and be continuing shall be held by Lessor and shall be paid over to Lessee when such Special Default or Event of Default shall cease to be continuing, except that if Lessor shall have theretofore declared this Lease to be in default pursuant to Section 18 hereof, such amounts shall be retained by Lessor and disposed of in accordance with the provisions thereof.

            (j) APPLICATION IN DEFAULT. Any amount referred to in Section 1l(g) which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be delivered from Lessee to Lessor, if at the time of such payment a Special Default or an Event of Default shall have occurred and be continuing. In such case, all such amounts shall be paid to and held by Lessor as security for the obligations of Lessee and shall be invested pursuant to Section 4(d), or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder, as Lessor may elect. At such time as there shall not be continuing any such Special Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee.

            (k) REQUISITION FOR USE OF ENGINE. In the event of the requisition for use by any Governmental Entity of any Engine but not the Airframe, a Casualty Occurrence shall be deemed to have occurred with respect to such Engine.

            Section 12. INSURANCE.

            (a) LESSEE'S OBLIGATION TO INSURE. Lessee shall comply with, or cause to be complied with, each of the provisions of EXHIBIT G, which provisions are hereby incorporated by this reference as if set forth in full herein. All references to "Section 12" or "this Section 12" shall be deemed to include EXHIBIT G.

            (b) INSURANCE FOR OWN ACCOUNT. Nothing in this SECTION 12 shall limit or prohibit (i) Lessee (or any Permitted Sublessee) from maintaining the policies of insurance required under EXHIBIT G with higher limits than those specified in EXHIBIT G (and any proceeds greater than those specified in EXHIBIT G shall be payable to Lessee, as provided in the policy relating thereto), or
(ii) Lessor from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this
SECTION 12 and EXHIBIT G.

            (c) INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE. Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in EXHIBIT G, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Lessor, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this SEC-

TION 12 shall be at least equal to the amount and terms of insurance against such risk otherwise required by this SECTION 12.

            (d) APPLICATION OF INSURANCE PROCEEDS. As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of a Casualty Occurrence with respect to the Aircraft or any Engine under policies required to be maintained (or caused to be maintained) by Lessee pursuant to this SECTION 12 will be applied in accordance with SECTION 11(g). All proceeds of insurance required to be maintained (or caused to be maintained) by Lessee, in accordance with this SECTION 12 and SECTION B of EXHIBIT G, in respect of any property damage or loss not constituting a Casualty Occurrence with respect to the Aircraft, Airframe or any Engine will be applied in accordance with SECTION B and CLAUSE (12) of SECTION E of EXHIBIT G.

            (e) APPLICATION OF PAYMENTS DURING EXISTENCE OF A SPECIAL DEFAULT OR EVENT OF DEFAULT. If a Special Default or Event of Default shall have occurred and be continuing at any time that an amount described in this Section 12 or clause (12)(ii) of Section E of Exhibit G is payable or creditable to, or retainable by, Lessee, Lessee shall cause such amount to be paid over to Lessor as security for the obligations of Lessee under this Lease and shall be invested pursuant to Section 4(d) hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Special Default or Event of Default, to Lessee's obligations under this Lease and the other Operative Documents as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Special Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 12(e).

            Section 13. INDEMNIFICATION.

            (a) INDEMNIFICATION. Lessee agrees to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney's fees and other reasonable costs and expenses in connection herewith or therewith, including, without limitation, any of the foregoing arising or imposed with or without Lessor's fault or negligence (whether passive or active), or under the doctrine of strict liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to
(i) the Aircraft or any of the Operative Documents, or the breach of any representation, warranty or covenant made by Lessee hereunder or under any other such document, or (ii) the condition, ownership, manufacture, delivery, non-delivery, lease, acceptance, possession, return, disposition following the happening of an Event of Default, use, or operation of the Aircraft either in the air or on the ground, or (iii) any defect in the Aircraft

(whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft whether or not the Aircraft is in the possession of Lessee and regardless of where the Aircraft may then be located; or (iv) any transaction, approval, or document contemplated by this Lease or any of the other Operative Documents or given or entered into in connection herewith or therewith. In the event Lessee is required to indemnify any Indemnitee hereunder, Lessee shall pay to such Indemnitee an amount which, after deduction of all Taxes and like charges required to be paid by such Indemnitee in respect of such payment, is equal to the amount of the indemnification required; provided that each Indemnitee shall pay to Lessee the amount of any tax benefits obtained in respect of such payment.

            The indemnities contained in this Section 13 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

            Notwithstanding anything to the contrary expressed or implied herein, Lessee shall have no liability under this Section 13 in respect of any Claim to the extent the same shall arise out of or be attributable:

            (A) To any grossly negligent act or omission or willful misconduct of any Indemnitee or any related Indemnitee (as defined below);

            (B)   To any Taxes;

            (C) To a loss of future profits of, a cost or expense unreasonably incurred by or the normal and ordinary administrative and operating costs and overhead expenses of any Indemnitee;

            (D) To acts or events which occur after (x) the date the Aircraft has been redelivered to Lessor in accordance with Section 16 hereof (it being understood that the date of placement of the Aircraft in storage as provided in Section 16(1) constitutes the date of redelivery referred to herein) pursuant to the terms of and in compliance with this Lease or (y) if the Aircraft is not required to be returned, the date of termination of the Term in accordance with this Lease, unless any such act or event shall itself result from an act or omission of Lessee which occurred during the Term;

            (E) The failure by any Indemnitee or related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Document;

            (F) The incorrectness or breach of any representation or warranty of any Indemnitee or related Indemnitee contained in or made pursuant to any Operative Document;

            (G) To the extent directly attributable to any Transfer (voluntary or involuntary) by or on behalf of Lessor of any interest in the Aircraft, except for those out-of-pocket costs and expenses described in Section 18 incurred as a result of such Transfer, if, at the time of such Transfer, a Event of Default shall have occurred and be continuing; PROVIDED that nothing herein shall restrict or limit Lessor's right to Transfer in accordance with Section 21 or shall restrict or limited any such permitted Transferee of Lessor to exercise its rights under this Section 13;

            (H) To the extent attributable to the offer or sale by an Indemnitee or any related Indemnitee of any interest in the Aircraft in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any thereof caused by the acts or omissions of Lessee);

            (I) To any amount which such Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

            (J) To the deregistration of the Aircraft under the Act as a result of Lessor (or any related Indemnitee) not being a Citizen of the United States as a result of any act;

            (K) For any Lessor's Lien attributable to any Indemnitee or any related Indemnitee;

            (L) If another provision of this Lease or any Operative Document specifies the extent of Lessee's responsibility or obligation with respect to such Claim, expense or other amount, to the extent Lessee has complied with such specified responsibility or obligation; or

            (M) For any loss attributable to, arising from or in connection with any inspections or inspection rights arising from or in connection with any of the Operative Documents, except inspection or inspection rights resulting from a Lease Event of Default.

            For purposes of this Section 13, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

            (b) NOTICE. If a Claim for any amount that an Indemnitee shall be indemnified against under this Section 13(a) is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this Section 13(b) or 13(c), shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional or larger Claim (in which event Lessee shall not be responsible for such additional or larger Claim) or materially impairs Lessee's ability to contest such Claim.

            (c)   NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS; LIMITATIONS.

            (i) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this Section 13, such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 13(c)(iii), settle or compromise the same.

            (ii) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 13(c) for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Claim for which indemnification is sought pursuant to this Section 13, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; PROVIDED, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Claim during the continuance of any Event of Default arising under Section 17(a) of the Lease. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Lessee; PROVIDED, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case.

            (iii) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Claim without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. Any settlement or compromise without such consent of Lessee shall be deemed a waiver by such Indemnitee of its right to be indemnified with respect to such Claim under this Section 13.

            (iv) In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to
      Section 12 of the Lease, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

            (v) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 13 and Section 23(b) prior to making any payment to such Indemnitee under this Section 13.

            (d) INFORMATION. Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 13(c). The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by Section 13(c).

            (e) EFFECT OF OTHER INDEMNITIES; SUBROGATION; FURTHER ASSURANCES. Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified in respect of the matter as to which such indemnity was paid, including, but not limited to any rights and remedies which Lessor may have against the Manufacturer of the Aircraft and its subcontractors. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

            (f) REFUNDS AND RECOVERIES. If an Indemnitee receives any refund or recovers any amount, in whole or in part, with respect to any Claim paid by Lessee hereunder, it will promptly pay the amount refunded or recovered (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Claim) over to Lessee.

            Section 14. LIENS.

            Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft or any Engine, title thereto or any interest therein, except (i) the respective rights of Lessor and Lessee as herein provided or of any Permitted Sublessee under any Permitted Sublease; (ii) Lessor's Liens with respect to the Aircraft or any Engine; (iii) Liens in favor of any Affiliate of Lessor with respect to any Engine; (iv) Liens for Taxes of Lessee or any Permitted Sublessee (and their respective U.S. federal tax law consolidated groups) or Liens for Taxes of any Indemnitee for which Lessee is obligated to indemnify such Indemnitee under any Operative Document, in any case either not yet due or being contested in good faith by appropriate proceedings so long as there is no material risk of the Aircraft or such Engine being lost, sold, confiscated, forfeited or seized as a result of any such

Lien; (v) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business, which either are not delinquent or are being contested in good faith by appropriate proceedings, so long as there is no material risk of the Aircraft or such Engine being lost, sold, confiscated, forfeited or seized as a result of any such Lien; (vi) Liens arising out of any judgment or award against Lessee (or against any Permitted Sublessee), so long as such judgment shall within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine; and (vii) any other Lien with respect to which Lessee (or any Permitted Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine or any Part during the Term. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien not excepted above if the same shall arise at any time with respect to the Aircraft or any Engine during the Term.

            Section 15. PERFECTION OF TITLE AND FURTHER ASSURANCES.

            If at any time subsequent to the initial recordation of title under this Lease, any filing or recording is reasonably necessary to protect the interest of Lessor, Lessee, at its own cost and expense and upon request by Lessor, shall cause this Lease, any financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed and recorded and to be re-executed, refiled and rerecorded in the appropriate office or offices pursuant to applicable Laws, to perfect, protect and preserve the rights and interests of Lessor hereunder and in the Aircraft. At the reasonable request of Lessor, Lessee, at its expense, shall furnish to Lessor an Officer's Certificate or other evidence satisfactory to Lessor of each such filing or refiling and recordation or re-recordation.

            Without limiting the foregoing, Lessee shall do or cause to be done, at Lessee's cost and expense, any and all acts and things which may be required under the terms of the Mortgage Convention to perfect and preserve the title and interest of Lessor in the Aircraft within the jurisdiction of any signatory which has ratified the Mortgage Convention if such jurisdiction is in the territory in which Lessee may operate the Aircraft, as Lessor may reasonably request. Lessee shall also do or cause to be done, at its own cost and expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdiction in which Lessee may operate, or any and all acts and things which Lessor may reasonably request, to perfect and preserve Lessor's ownership rights regarding the Aircraft within any such jurisdiction.

            In addition, (a) Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including, without limitation, if reasonably requested by Lessor at the expense of Lessee, the execution and delivery of supplements or amendments hereto in recordable form, subjecting to this Lease any Replacement Engine and the recording or filing of counterparts thereof, in accordance with the laws of any appropriate jurisdiction; and (b) Lessee shall do or cause to be done, at Lessor's expense, any and all acts and things which Lessor may reasonably request as shall be necessary to maintain, preserve and protect Lessor's interest in the Aircraft.

            Section 16. RETURN OF AIRCRAFT AND RECORDS.

            (a) CONDITION UPON RETURN. Lessee shall comply with each of the provisions of EXHIBIT E, which provisions are hereby incorporated by this reference as if set forth in full herein. All references to "Section 16" or "this Section 16" shall be deemed to include EXHIBIT E.

            (b) STORAGE AND RELATED MATTERS. If Lessor gives written notice to Lessee not less than thirty (30) days nor more than one hundred twenty (120) days prior to the end of the Term requesting storage of the Aircraft upon its return hereunder, Lessee will assist Lessor, at Lessor's expense, in arranging storage for the Aircraft for a period up to thirty (30) days, commencing on the date of such return, and upon request of Lessor to Lessee made at least ten (10) days prior to the end of such initial thirty (30) day period, for an additional one hundred twenty (120) day period commencing upon expiration of such initial period, at such storage facility in the forty eight (48) contiguous states of the United States of America as Lessee and Lessor may agree; PROVIDED that such location shall be a location generally used for the storage of commercial aircraft by aircraft owners or operators. Notwithstanding subsection (a) of EXHIBIT E, such storage shall be deemed to be the return location of the Aircraft for purposes of such EXHIBIT E. Such storage shall be at Lessor's risk and expense and Lessor shall pay all applicable storage, maintenance and insurance fees and expenses. Lessee's obligation to assist Lessor in arranging storage for the Aircraft shall be subject to Lessor entering into an agreement satisfactory to Lessee prior to the commencement of the storage period with the storage facility providing, among other things, that Lessor shall bear all storage, maintenance charges (other than those to be paid by Lessee as set forth herein and maintenance required as a direct breach of Lessee's obligations under this Section 16) and other costs (including those costs referred to above) other than those to be paid by Lessee as set forth herein) and incurred relating to such storage. Lessee agrees to arrange for insurance coverage for the

Aircraft during such storage period; PROVIDED that Lessor reimburses Lessee for its out-of-pocket costs therefor.

            (c) RETURN OF OTHER ENGINES. In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and title of which is transferred to Lessor in accordance with, this Section 16 and Section 11. Thereupon, Lessor will transfer or cause to be transferred to Lessee on an "as is, where is, with all faults" basis the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

            (d) OBLIGATIONS CONTINUE UNTIL RETURN. If Lessee shall fail to return the Aircraft at the time and in the condition specified herein, the Term of this Lease shall be deemed to have been automatically extended (unless Lessor has terminated this Lease pursuant to Section 18(f) hereof) and all obligations of Lessee under this Lease shall continue in effect with respect to the Aircraft until the Aircraft is so returned to Lessor and Lessee shall pay to Lessor an amount equal to the higher of Fair Market Rental Value and 100% of the average daily Basic Rent payable by Lessee during the Term for each day after the end of the Term to, but excluding, the day of such return; PROVIDED, however, that Lessee shall not be responsible for Lessor's failure to accept return of the Aircraft in accordance with this Section 16 in a timely manner or for any Rent with respect to periods after Lessee has tendered the Aircraft for return in accordance with this Lease. Any Rent owed to Lessor pursuant to this Section 16(d) shall be payable upon acceptance of the Aircraft by Lessor. The provisions of this Section 16(d) shall not limit any remedy the Lessor would otherwise have for breach of Section 16(a).

            Section 17. EVENTS OF DEFAULT.

            Any one or more of the following occurrences or events shall constitute an Event of Default:

            (a) Lessee shall fail to make any payment of Rent to Lessor when due under this Lease and such payment shall be overdue for a period of five
      (5) Business Days after written notice thereof is given by Lessor to Lessee;

            (b) Lessee shall fail to obtain and maintain or fail to cause to be obtained and maintained, any insurance required under the provisions of
      Section 12 hereof;

            (c) Any representation or warranty made by Lessee herein, by Guarantor in the Parent Guaranty or in any document or certificate furnished Lessor in connection herewith or therewith or pursuant hereto
      (1) is incorrect in any material respect at the time given, (2) such incorrect representation is material at the time in question and (3)
the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of Lessor) for a period of 30 days from the date of written notice thereof from Lessor to Lessee or Guarantor, as the case may be;

            (d) Lessee or Guarantor shall fail to perform or observe (or cause to be observed and performed) in any material respect any other covenant, condition or agreement to be performed or observed by it pursuant to this Lease or any of the other Operative Documents and such failure shall continue for a period of thirty (30) days after written notice thereof is given by Lessor to Lessee or Guarantor, as the case may be; provided, however, that if the Lessee or Guarantor cannot reasonably cure such failure within such period and is diligently pursuing such cure, then Lessee or Guarantor shall have an additional period of up to one hundred eighty (180) days to cure such failure;

            (e) Lessee or Guarantor, as the case may be, consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee or Guarantor admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or Guarantor files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee or Guarantor in any such proceeding, or Lessee or Guarantor by voluntary petition, answer or consent seeks relief under the provisions of any bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors;

            (f) An order, judgment or decree is entered by any court, with or without the consent of Lessee or Guarantor, as the case may be, appointing a receiver, trustee or liquidator for Lessee or Guarantor, as the case may be, or of all or any substantial part of its property, or all or any substantial part of the property of Lessee or Guarantor is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof;

            (g) A petition against Lessee or Guarantor, as the case may be, in a proceeding under the bankruptcy, insolvency or other similar Laws (as now or hereafter in effect) of any Governmental Entity is filed and is not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee or Guarantor, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or Guarantor, as the case may be, or of all or any substantial part of its property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of ninety (90) days.

            (h) The Parent Guaranty shall fail to be in full force and effect and enforceable according to its terms; or

            (i) Lessee shall have failed to satisfy the return requirement provisions of Section 16(a), and such failure shall continue unremedied for a period of 60 days from the last day of the Term that is then in effect, provided that if the Aircraft has been requisitioned by the United States Government or the government of registry of the Aircraft as provided in Section 11(h) hereof, the Lessee's inability to deliver the Aircraft shall not constitute an Event of Default hereunder unless such failure shall continue unremedied beyond the earlier of (A) the one hundred and eightieth (180th) day from the last day of the Term, or (B) the day the requisition of the Aircraft by the United States Government or the government of registry of the Aircraft has been terminated (but not earlier than the sixty (60) day period specified above in this clause
(i).

            Section 18. REMEDIES.

            Upon the occurrence of any Event of Default and any time thereafter so long as the same shall be continuing, Lessor, at its option and without notice to Lessee, may exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of, applicable Law then in effect:

            (a) Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor in the manner specified in such notice, in which event such return shall not be delayed for purposes of complying with the return conditions specified in Section 16 hereof (none of which conditions shall be deemed to affect Lessor's possession of the Aircraft) or delay for any other reason. Notwithstanding the foregoing, at Lessor's option Lessee shall be required thereafter to take such actions as would be required by the provisions of this Lease if the Aircraft were being returned at the end of the Term hereof and Lessor agrees to cooperate with Lessee's required actions. In addition, Lessor, at its option and to the extent permitted by applicable Law, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct.

            (b) Sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights to Lessee without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this Section 18, and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Event of Default. Lessor shall give Lessee at least 15 days prior written notice of the date fixed for any public sale of the Airframe and/or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.

            (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph
      (b) of this Section 18, Lessor, by thirty (30) days written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice (which shall be the Casualty Value Date next occurring not less than 10 days after the date of such notice), as liquidated damages for loss of a bargain and not as a penally (in lieu of the Basic Rent for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

                  (A) all unpaid Basic Rent due at any time prior to (but not including) the Casualty Value Date specified in such notice; plus

                  (B) whichever of the following amounts Lessor, in its sole discretion shall specify in such notice:

                        (1) an amount equal to the excess, if any, of the
                  present value, computed as of the Casualty Value Date specified in such notice, discounted to such date at a rate per annum equal to the Discount Rate, compounded semiannually, of all unpaid Basic Rent during the then remaining portion of the Term, over the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to its then present value (at a rate per annum equal to the Discount Rate, compounded semiannually) as of the Casualty Value Date specified in such notice, or

                        (2) an amount equal to the excess, if any, of the
                  Casualty Value for the Aircraft, computed as of the Casualty Value Date specified in such notice, over the Fair Market Sales Value of the Aircraft, as of the Casualty Value Date specified in such notice; plus

                  (C) interest on the amounts specified in the foregoing clause
            (A) at the Interest Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

                  (D) interest on the amount specified in the foregoing clause
            (B)(l) or (B)(2), according to Lessor's election, at the Interest Rate from and including the Casualty Value Date specified in such notice to the date of payment of such amount.

            (d) If Lessor, pursuant to Section 18(b) or applicable Law, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under Section 18(c) with respect to the Aircraft, Airframe or any Engine, as the case may be, may, if Lessor shall so elect, upon giving written notice to Lessee, demand Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

                  (i) all unpaid Basic Rent due at any tune prior to (but not including) the Casualty Value Date on or immediately preceding the. date of such sale; plus

                  (ii) an amount equal to the excess, if any, of (i) the
            Casualty Value of the Aircraft, computed as of the Casualty Value Date used in the foregoing clause (a) for the computation of unpaid Rent, over (ii) the proceeds of such sale; plus

                  (iii) all reasonable brokerage and other reasonable
            out-of-pocket fees and expenses incurred by Lessor in connection with such sale; plus

                  (iv) interest on the amounts specified in the foregoing clause
            (i) at the Interest Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

                  (v) interest on the sum of the amounts specified in the
            foregoing clause (ii) at the Interest Rate from and including the date of such sale to the date of payment of such amounts.

            (e) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof (including, without limitation, the payment of all Rent and other amounts which are or become due and payable hereunder prior to the date Lessor recovers possession of the Aircraft and all reasonable out-of-pocket expenses incurred by Lessor and occasioned by Lessee's failure to return the Aircraft in conformance with all of the requirements imposed by this Lease and particularly Section 16(f)) and to rescind this Lease.

            (f) By written notice to Lessee, which notice shall be effective upon dispatch, terminate the letting of the Aircraft (but without prejudice to the obligations of Lessee under this Lease), whereupon all rights of Lessee under this Lease shall cease, and whereupon Lessor may repossess the Aircraft.

            In effecting any repossession, Lessor and its representatives and agents, to the extent permitted by law shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee or its passengers which was on the Aircraft at the time Lessor retakes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful acts; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; and
(v) have the right to obtain a key to any premises at which, the Aircraft, the Airframe, an Engine or Part may be located from the landlord or owner thereof.

            If reasonably required by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, an Engine or Part available at a place designated by Lessor in accordance with Section 16 hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Following an Event of Default, Lessee shall be liable to Lessor (without duplication) for all reasonable expenses, disbursements, costs and fees incurred in (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof and (ii) preparing the Aircraft, the Air-frame, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or releasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof, all at Lessee's sole expense.

            At any public sale of the Aircraft, the Airframe, an Engine or Part pursuant to this Section, Lessor may bid for and purchase such property and Lessee agrees that the amounts paid therefor shall be used in the computation contemplated herein.

            No remedy referred to in this Section 18 is intended to be exclusive, but, to the extent permissible hereunder or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

            Lessee agrees that upon and after the occurrence of an Event of Default, any sums which may otherwise be due and owing by Lessor to Lessee under this Lease, shall be offset against any sums due and owing by Lessee to Lessor under this Lease.

            Section 19. ASSIGNMENT; MERGER.

            (a) IN GENERAL. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and permitted assigns. Except as otherwise expressly permitted by the terms of this Lease, Lessee will not, without the prior written consent of Lessor, assign any of its rights under this Lease.

            (b) MERGER OF LESSEE. Lessee shall not consolidate with or merge into any other Person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

            (i) such Person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such Person will be a U.S. Air Carrier;

            (ii) such Person executes and delivers to Lessor a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Lessor, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Documents to be performed or observed by Lessee;

            (iii) such Person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger;

            (iv) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing; and

            (v) such Person files any requisite financing statements under the Uniform Commercial Code.

            (c) EFFECT OF MERGER. Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 19(c), such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Lessee with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Lease.

            Section 20. INTENTIONALLY OMITTED.

            Section 21. ALIENATION.

            (a) During the Term, Lessor shall not Transfer any or all of its right, title or interest in the Aircraft and to the Lease unless such transfer is a Transfer of the entire interest held by Lessor, and:

            (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform the obligations of Lessor under the Lease and the Operative Documents and shall provide reasonably satisfactory evidence of such power and authority to Lessee;

            (ii) The Transferee shall enter into an assignment and assumption agreement in form and substance reasonably satisfactory to Lessee;

            (iii) Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under this Lease or other Operative Document if no transfer or assignment had taken place, and the terms and conditions of the Lease and the other Operative Documents insofar as they relate to the rights and obligations of Lessee shall not be altered;

            (iv) Lessor shall deliver to Lessee, an opinion of counsel (in form and substance reasonably satisfactory to Lessee) to the effect that such agreement or agreements referred to in paragraphs (a)(ii) and, if applicable, (a)(vi) hereof are legal, binding and enforceable in accordance with its or their terms and that such transfer will not violate the Act, the registration provisions of the Securities Act of 1933, as amended, or any other applicable Federal law;

            (v) The Transferee is a Citizen of the United States (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Aircraft and the Lease such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations); and

            (vi) The Transferee shall be a single entity and shall be either (A) a Permitted Institution or (B) any other entity (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or an Affiliate of any of the foregoing) the obligations of which under the Operative Documents are guaranteed by a Permitted Institution in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee.

            (b) Lessor shall give written notice to Lessee at least 10 days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing satisfaction of the requirements described in paragraph (a)(vi)(A) or (B) above.

            (c) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, in connection with any Transfer by Lessor permitted by this Section 21, or by the Transferee in any such case, will be paid for by Lessor.

            Section 22. FOREIGN REGISTRATION.

            Lessor hereby agrees, for the benefit of Lessee but subject to the provisions of Section 6(a)(ii) of the Lease:

            (a) that Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

                  (i) each of the following requirements is satisfied:

                        (A) such registration shall be made only after the close
                  of the Tax Attribute Period, unless Lessee prepays to Lessor on a lump sum basis any indemnity due under the Section B of the Letter Agreement No. 1 as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (C) below;

                        (B) no Event of Default shall have occurred and be
                  continuing at the time of such registration;

                        (C) such proposed change of registration is made in
                  connection with a Permitted Sublease to a Permitted Air
                  Carrier;

                        (D) such country is a Permitted Country with which the
                  United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Delivery Date;

                  (ii) Lessor shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to Lessor addressed to Lessor as to the effect that:

                        (A) such country would recognize Lessor's ownership
                  interest in the Aircraft;

                        (B) the obligations of Lessee, and the rights and
                  remedies of Lessor, under the Lease are valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);

                        (C) it is not necessary, solely as a consequence of such
                  change in registration and without giving effect to any other activity of Lessor (or any Affiliate thereof), for Lessor to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the Lease;

                        (D) there is no tort liability of the owner or lessor of
                  an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such opinion cannot be given in a form satisfactory to Lessor, such opinion shall be waived if insurance reasonably satisfactory to Lessor is provided to cover such risk); and

                        (E) unless Lessee shall have agreed to provide insurance
                  covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Lessee prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use;

            (b) In addition, as a condition precedent to any change in registration, Lessee shall have given to Lessor assurances reasonably satisfactory to it:

                  (i) to the effect that the provisions of Section 12 of the
            Lease will have been complied with after giving effect to such change of registration;

                  (ii) of the payment by Lessee of all reasonable out-of-pocket expenses of Lessor in connection with such change of registry, including, without limitation, (A) the reasonable fees and disbursements of counsel to Lessor and (B) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft; and

                  (iii) to the effect that the tax and other indemnities in
            favor of each person named as an indemnitee under Section B of the Letter Agreement No. 1 afford each such person substantially the same protection as provided prior to such change of registration (or Lessee shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Lessor, afford such protection).

            Section 23, MISCELLANEOUS.

            (a) SEVERABILITY AND CONSTRUCTION. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, Lessee hereby waives any provisions of Law which renders any provisions hereof prohibited or unenforceable in any respect. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms of provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa. Reference to this Lease shall mean this Lease as amended or supplemented from time to time.

            (b) GOVERNING LAW; JURISDICTION. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT WHERE THOSE LAWS ARE GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. EACH PARTY HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS ASSETS WITH RESPECT TO THE LEASE MAY BE BROUGHT IN ANY JURISDICTION WHERE IT OR ANY OF ITS ASSETS MAY BE FOUND, OR IN ANY COURT OF THE STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS LEASE EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING, FOR ITSELF AND IN RESPECT OF ITS ASSETS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON EXHIBIT C HERETO. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHTS OF EITHER PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY JURISDICTION. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE BROUGHT IN THE STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIMS OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT.

            (c) NOTICES. All notices required under the terms and provisions hereof shall be in writing, shall be sent to Lessor, or Lessee at their respective addresses set forth on EXHIBIT C hereto (or such other addresses as the parties may designate from time to time in writing) and, except as otherwise provided herein, such notice shall become effective upon the earlier of the transmission of a facsimile, actual receipt of the notice or the fifth day following the date such notice is sent by U.S. mail.

            (d) LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any covenant, agreement or obligation contained herein, Lessor shall have the right but not the obligation to make such payment or conform or comply with such agreement, covenant or obligation, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance thereof or compliance therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. Lessor agrees to notify Lessee in writing prior to making any payment under this Section 23(d), unless the Aircraft will be in danger of loss, sale, confiscation, forfeiture or seizure should such payment not be made. The making of any such action by Lessor pursuant to this Section 23(d) shall not constitute a waiver or release of any obligation of Lessee under the Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor under or in relation to this Lease.

            (e) COUNTERPARTS. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart which has been marked "Original" on the signature page thereof.

            (f) BROKERS. Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

            (g) TIME IS OF THE ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

            (h) DISCLAIMER OF CONSEQUENTIAL DAMAGE. LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, CONSEQUENTIAL DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS

OR WARRANTIES OF LESSOR CONTAINED IN THIS LEASE OR ANY OF THE OTHER OPERATIVE DOCUMENTS.

            (i) INCORPORATION BY REFERENCE. The definitions, and other terms and provisions set forth in Letter Agreement No. 1 are hereby incorporated in this Lease to the same extent as if fully set forth herein.

            (j) ENTIRE AGREEMENT MODIFICATION OR REVISION. This Lease and the other Operative Documents are intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto, and this Lease and the other Operative Documents supersede any prior or contemporaneous agreements, whether oral or in writing. Neither this Lease nor the other Operative Documents nor any term of this Lease or the other Operative Documents may be modified, rescinded, changed, waived, discharged or terminated except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provisions of this Section 23(j) by their signatures below.

            (k) USURY LAWS. The parties intend to contract in strict compliance with the usury Laws of the State of New York and, to the extent applicable, the United States of America. Notwithstanding anything to the contrary in this Lease or the other Operative Documents, Lessee will not be obligated to pay any interest in excess of the maximum non-usurious rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by Lessor in connection with this Lease or the other Operative Documents. During any period of time in which the then applicable highest lawful rate is lower than the rate specified in Letter Agreement No. 1, interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the rate specified in Letter Agreement No. 1, then Lessee will pay interest at the highest lawful rate until the aggregate amount of interest paid by Lessee equals the amount of interest that would have been payable in accordance with the interest rate specified in Letter Agreement No. 1.

            (1) WAIVERS. All waivers by Lessee set forth in this Lease or in the other Operative Documents shall be deemed to have been made by Lessee in its own capacity.

            (m) PURCHASE DOCUMENTS. Lessor shall endeavor to deliver to Lessee within 30 days from the Delivery Date copies of the purchase agreement with the Manufacturer in Lessor's possession relating to its acquisition of the Aircraft (the "Purchase Documents"); provided, that failure to deliver to Lessee any or all of the Purchase Documents shall not limit, affect or impair in any respect Lessee's obligations or Lessor's rights under this Lease.

            IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Aircraft Lease Agreement to be duly executed as of the day and year first above written.

                                           LESSOR:

                                           POLARIS HOLDING COMPANY, a
                                           Delaware corporation

                                           By /s/
                                              ----------------------------------
                                              VICE PRESIDENT
                                              ----------------------------------
                                              [Printed Name and Title]

                                           LESSEE:

                                           POLAR AIR CARGO, INC., a California
                                           corporation
                                           By
                                              ----------------------------------

                                              ----------------------------------
                                              [Printed Name and Title]

            IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Aircraft Lease Agreement to be duly executed as of the day and year first above written.

                                           LESSOR:

                                           POLARIS HOLDING COMPANY, a
                                           Delaware corporation

                                           By
                                              ----------------------------------

                                              ----------------------------------
                                              [Printed Name and Title]

                                           LESSEE:

                                           POLAR AIR CARGO, INC., a California
                                           corporation

                                           By /s/ Ronald A. Lane
                                              ----------------------------------
                                              Ronald A. Lane
                                              Chief Marketing Officer